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Exhibit 99.4

Webcast Alert: Isonics Corporation to Present First Public Demonstration
of NeutroTest™ Explosive Detection Prototype in Online Presentation

Webcast on Thursday, October 21, 12 noon EST

        GOLDEN, Colo.—(BUSINESS WIRE)—Oct. 19, 2004—Isonics Corporation (Nasdaq: ISON) committed to the development of next-generation technology for the homeland security and semiconductor markets, issued a webcast alert for the first public viewing of operational demonstration of the prototype of its NeutroTest™ explosive detection technology. The demonstration will be shown via an online presentation.

        What:    Isonics NeutroTest™ video webcast.

        When:    Thursday, Oct. 21, at 12 noon EST

        Where:    www.trilogy-capital.com or www.isonics.com. Follow prompts to view webcast. Log on any time prior to the webcast.

        Who:    The demonstration is free of charge and may be viewed by anyone.

        The webcast will demonstrate various functions of the prototype of Isonics' NeutroTest™ explosive detection device. The demonstration was recorded on September 24, 2004 at the laboratories of the Institut fur Umwelttechnologien GmbH (IUT-Berlin) in Berlin, Germany.

        "We are glad to be able to provide this webcast for the public to demonstrate the capabilities of NeutroTest™," said James E. Alexander, Chairman and CEO of Isonics Corp. "The worldwide platform of the Internet will enable us to reach as many people as possible. As we've noted, NeutroTest(TM) is still in the prototype stage, and is not yet ready for commercial distribution, but we wanted to let the public know as much as possible about this powerful technology."

        NeutroTest™ is based on Isonics' neutron-based detection technology. When development is completed, we anticipate that NeutroTest will be a small, lightweight and portable product for use by law enforcement and other first-responder personnel to safely detect the presence of potentially dangerous explosive materials concealed inside suitcases or other small packages.

About Isonics Corporation

        Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security and Defense. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics' Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technologies. Additional information may be obtained at the Company's Web site at http://www.isonics.com.

Cautionary Statement

        Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control and, in fact, the market for the Company's securities has been extremely volatile in price and volume recently. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three months ended July 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company's cash flow difficulties, historical operating losses and the lack of any assurance of earnings in the future, dependence on significant customers, and rapid development of competing technology, the early stage of the Company's NeutroTest prototype, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission.

Contact:

  Isonics Corporation
  James Alexander, 303-279-7900
  or
  Trilogy Capital Partners, Inc.
  Paul Karon, 800-342-1467 (Investor Relations)
  paul@trilogy-capital.com

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Webcast Alert: Isonics Corporation to Present First Public Demonstration of NeutroTest™ Explosive Detection Prototype in Online Presentation